UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D. C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

GEORGIA POWER COMPANY (Exact name of registrant as specified in its charter)
GEORGIA	58-0257110
(State of incorporation or organization)	(IRS Employer Identification No.)
241 Ralph McGill Boulevard NE, Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Series 2008C 8.20% Senior Notes due November 1, 2048	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-140954

Securities to be registered pursuant to Section 12(g) of the Act:

-None-

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the $100,000,000 principal amount (4,000,000 securities) of Series 2008C 8.20% Senior Notes due November 1, 2048 (the “Series 2008C Senior Notes”) of Georgia Power Company (the “Company”). A general description of the Company’s Senior Notes is contained in the Registration Statement on Form S-3 of the Company, Registration No. 333-140954, filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Such description is incorporated herein by this reference. A description of the Series 2008C Senior Notes is included in a prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement is deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number

1	—	Registration Statement on Form S-3 filed by the Company (Registration No. 333-140954) (incorporated herein by reference).
4(a)	—

Senior Note Indenture between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (designated in Form 8-K dated January 21, 1998, File No. 1-6468, as Exhibit 4.1 and incorporated herein by reference).

Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 13, 2008	GEORGIA POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary